Exhibit 99.1

Synlogic Receives Rare Pediatric Disease Designation from FDA for SYNB1934 for Phenylketonuria (PKU)

Cambridge, Mass. January 19, 2023 – Synlogic, Inc. (Nasdaq: SYBX), the leading company advancing therapeutics based on synthetic biology, today announced that SYNB1934 was granted Rare Pediatric Disease Designation (RPDD) by the U.S. Food and Drug Administration (FDA) for the potential treatment of phenylketonuria (PKU).

“This designation for SYNB1934 demonstrates the urgent need for new PKU treatment options for patients, especially children,” said Dave Hava, Head of Research and Development. “This is also extraordinary news as our program heads towards initiation of Synpheny-3, the pivotal Phase 3 study for SYNB1934 in PKU in the first half of the year.”

Synlogic also received RPDD for SYNB1353 for the potential treatment of homocystinuria (HCU) in December 2022.

About Rare Pediatric Disease Designation

The FDA grants RPDD for serious and life-threatening diseases that primarily affect individuals from birth to 18 years old and fewer than 200,000 persons in the U.S. RPDD means that the sponsor may be entitled to receive a pediatric priority review voucher (pPRV) if the drug is initially approved for that rare childhood disease.

About Synlogic

Synlogic is the leading company advancing therapeutics based on synthetic biology. Synlogic’s pipeline includes its lead program in phenylketonuria (PKU), which has demonstrated proof of concept with plans to start a pivotal, Phase 3 study in the first half of 2023, and additional novel drug candidates designed to treat homocystinuria (HCU), enteric hyperoxaluria and gout. The rapid advancement of these potential biotherapeutics, called Synthetic Biotics, has been enabled by Synlogic’s reproducible, target-specific drug design. Synlogic uses programmable, precision genetic engineering of well-characterized probiotics to exert localized activity for therapeutic benefit, with a focus on metabolic and immunological diseases. In addition to its clinical programs, Synlogic has a research collaboration with Roche on the discovery of a novel Synthetic Biotic for the treatment of inflammatory bowel disease or IBD. Synlogic has also developed two drug candidates through a research collaboration with Ginkgo Bioworks: SYNB1353, designed to consume methionine for the potential treatment of HCU, and SYNB2081, designed to lower uric acid for the potential treatment of gout. For additional information visit www.synlogictx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “look forward,” “estimate,” “expect,” “intend,” on track,” “plan,” “predict” and similar expressions and their variants, as they relate to Synlogic, may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic’s approach to Synthetic Biotics to develop therapeutics to address a wide range of diseases including: inborn errors of metabolism and inflammatory and immune disorders; our expectations about sufficiency of our existing cash balance; the future clinical development of Synthetic Biotics; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic’s clinical trials of SYNB1934, SYNB1353, SYNB8802 and SYNB2081 and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statements as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Synlogic’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Synlogic’s current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic’s view as of any date subsequent to the date hereof.

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